QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

May 26, 2017

Daseke, Inc.
15455 Dallas Parkway, Suite 440
Addison, Texas 75001

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Daseke, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") to be filed on the date hereof with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Company under the Securities Act of 1933 (the "Securities Act") of the offer and sale, from time to time, pursuant to Rule 415 of the Securities Act, by the Company of (a) shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), (b) shares of the Company's preferred stock, par value $0.0001 per share (the "Preferred Stock"), in one or more series, (c) depositary shares (the "Depositary Shares") representing fractional shares of Preferred Stock and evidenced by depositary receipts, (d) debt securities, which may be issued in one or more series (the "Debt Securities"), (e) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (the "Warrants"), (f) units consisting of one or more Debt Securities, shares of Common Stock or Preferred Stock, Warrants or any combination of such securities (the "Units") and (g) rights to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants or Units (the "Rights"), at an aggregate initial offering price not to exceed $300,000,000. The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Rights and the Units are collectively referred to as the "Securities."

        We have also participated in the preparation of the prospectus contained in the Registration Statement (the "Prospectus") to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in the Prospectus or in a supplement thereto (each, a "Prospectus Supplement").

        In rendering the opinions set forth below, we have reviewed and relied upon (i) the Second Amended and Restated Certificate of Incorporation of the Company and the Bylaws of the Company, (ii) the Registration Statement, including the Prospectus, (iii) the form of Indenture included as an exhibit to the Registration Statement (the "Indenture"), (iv) resolutions adopted by the board of directors of the Company relating to the Registration Statement and (v) such other certificates, statutes, instruments and documents as we considered necessary or appropriate for the purpose of rendering the opinions set forth below. In addition, we have reviewed such questions of law as we considered necessary or appropriate. As to matters of fact relevant to the opinions expressed below, and as to factual matters arising in connection with our review of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company without further investigation as to the facts set forth therein.

May 26, 2017 Page 2

        For purposes of rendering the opinions set forth below, we have made the following assumptions:

  (i)
  the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded;

  (ii)
  a Prospectus Supplement (where applicable) will have been prepared and filed with the Commission describing the Securities offered thereby;

  (iii)
  each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine;

  (iv)
  each person signing the documents that we reviewed has the legal capacity and authority to do so;

  (v)
  each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

  (vi)
  all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, if any;

  (vii)
  the Indenture, together with any supplemental indentures relating to a series of Debt Securities to be issued under the Indenture, a warrant agreement relating to the Warrants, a depositary agreement relating to the Depositary Shares and the related depositary receipts, a rights agreement relating to the Rights and a unit agreement relating to the Units will each be duly authorized and validly executed and delivered by the parties thereto;

  (viii)
  at the time of the issuance of the Securities, (a) the Company will validly exist and be duly qualified and in good standing under the laws of the State of Delaware, and (b) the Company will have the necessary organizational power and authority to issue such Securities;

  (ix)
  at the time of any offering or sale of any shares of Common Stock or Preferred Stock, the Company will have authorized and made available for issuance the number of shares of Common Stock and/or Preferred Stock set forth in such offering or sale;

  (x)
  any definitive purchase, underwriting or similar agreement with respect to the Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

  (xi)
  any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, issued and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

May 26, 2017 Page 3

        Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

  (1)
  The shares of Common Stock to be offered by the Company will be validly issued, fully paid and non-assessable when (a) the board of directors of the Company or a duly constituted and acting committee thereof (such board of directors or committee, the "Board") has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, and (b) certificates representing the shares of Common Stock have been duly executed, registered and delivered either (1) in accordance with any applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein (provided that such consideration is not less than the aggregate par value of the shares of Common Stock), or (2) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security and the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board for the consideration approved by the Board (provided that such consideration is not less than the aggregate par value of the shares of Common Stock);

  (2)
  The shares of any series of Preferred Stock to be offered by the Company will be validly issued, fully paid and non-assessable when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware (a "Certificate of Designation"), and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, registered and delivered either (1) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (provided that such consideration is not less than the aggregate par value of such shares) provided for therein, or (2) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security and the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board for the consideration approved by the Board (provided that such consideration is not less than the aggregate par value of the such shares);

  (3)
  The Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the applicable depositary agreements when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of a Certificate of Designation with the Secretary of State of the State of Delaware, (b) the shares of Preferred Stock underlying the Depositary Shares have been deposited with the depositary under the applicable depositary agreement, and (c) the depositary receipts representing the Depositary Shares have been duly executed, registered and delivered in accordance with the applicable depositary agreement upon payment of the consideration thereof as provided for in the applicable definitive purchase, underwriting or similar agreement;

May 26, 2017 Page 4
  (4)
  The Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) when (a) the trustee to be named in a Prospectus Supplement (the "Trustee") is qualified to act as trustee under the Indenture and the Company has filed a Form T-1 for the Trustee with the Commission, (b) the Trustee has duly executed and delivered the Indenture, (c) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (d) the Board has taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters, (e) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (f) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the Indenture and the applicable definitive purchase, underwriting or similar agreement, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration for the Debt Securities as provided for therein;

  (5)
  The Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, and (b) the Warrants and certificates representing the Warrants have been duly executed and delivered in accordance with the applicable warrant agreement and the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration provided for therein;

  (6)
  The Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and the terms of the Rights, the terms of the offering thereof and related matters, and (b) the Rights and certificates representing the Rights, if any, have been duly executed, registered and delivered in accordance with the applicable rights agreement and the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration provided for therein; and

May 26, 2017 Page 5
  (7)
  The Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units, the terms of the offering thereof and related matters, (b) the constituent securities of the Units have been duly authorized and reserved for issuance by all necessary corporate action, and (c) the Units and certificates representing the Units, if any, have been duly executed, authenticated, issued and delivered in accordance with the applicable unit agreement and the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration provided for therein.

        Our opinion is qualified in the following respects:

  (i)
  we express no opinion concerning (a) the validity or enforceability of any provisions contained in the Indenture that purport to waive, or not give effect to, rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws;

  (ii)
  our opinions herein are limited in all respects to the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, the laws of the State of New York and the federal laws of the United States of America, and we do not express any opinion as to the applicability of, or the effect thereon, of the laws of any other jurisdiction;

  (iii)
  we express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom; and

  (iv)
  our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Validity of Securities." By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.

QuickLinks

  Exhibit 5.1